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                                                                   EXHIBIT 23.01

                         CONSENT OF GRANT THORNTON LLP

We have issued our report dated August 16, 2001, accompanying the consolidated financial statements of Cyberguard Corporation and Subsidiaries on Form 10-K for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of CyberGuard Corporation and Subsidiary on Forms S-8 (File No.'s 333-87347, 333-39573, 333-28813, 33-88446, 33-88448, 333-50042, 333-56768 and 333-58262).

Grant Thornton LLP

Fort Lauderdale, Florida
September 28, 2001